Exhibit 10.10

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.

Performance-Based Restricted Stock Agreement

2013 Stock Incentive Plan

This Restricted Stock Agreement (this “Agreement”) is made as of the Agreement Date between Endurance International Group Holdings, Inc., a Delaware corporation (the “Company”), and the Recipient.

NOTICE OF GRANT

I.	Agreement Date

Date:	February 16, 2016

II.	Recipient Information

Recipient:

III.	Grant Information

Number of Shares of Restricted Stock

IV.	Earned Shares

Earned Shares	Award Shares earned under Exhibit C – Performance Vesting Conditions

V.	Scheduled Vesting Date

Vesting Date	March 31, 2017

This Agreement includes this Notice of Grant and the following Exhibits, which are expressly incorporated by reference in their entirety herein:

Exhibit A – General Terms and Conditions

Exhibit B – Definitions

Exhibit C – Performance Vesting Conditions

Exhibit D – Automatic Sales Instructions

Exhibit E – 2013 Stock Incentive Plan

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

ENDURANCE INTERNATIONAL GROUP HOLDINGS, INC.	RECIPIENT

Name:	Name:
Title:	Date:
Date:

Performance-Based Restricted Stock Agreement

2013 Stock Incentive Plan

EXHIBIT A

GENERAL TERMS AND CONDITIONS

The terms and conditions of the award of shares of restricted common stock, $0.0001 par value per share, of the Company (the “Restricted Shares”) made to the Recipient, as set forth on the cover page of this Agreement, and subject to the terms and conditions set forth in the 2013 Stock Incentive Plan (the “Plan”) are as follows:

1. Award of Restricted Stock.

(a) The Company hereby grants to the Recipient, effective as of the Agreement Date (as set forth on the Notice of Grant), an Award of Restricted Stock for the number of Restricted Shares set forth on the Notice of Grant (the “Award Shares”), on the terms and conditions set forth in this Agreement and the Plan.

(b) The Recipient agrees that the Award Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

2. Earned Shares; Vesting.

(a) The Recipient shall earn a non-forfeitable right to Award Shares as provided in this Section 2. Except as provided below under Section 2(b) or 2(c) below, the Recipient shall only have a non-forfeitable right to Award Shares to the extent that (i) the Award Shares have become Earned Shares by satisfying the performance vesting conditions set forth in Exhibit C – Performance Vesting Conditions and (ii) the Recipient is employed by the Company on the vesting date set forth on the Notice of Grant (the “Vesting Date”). An Award Share that the Recipient has earned a non-forfeitable right to under any provision of this Section 2 is hereinafter referred to as a “Vested Earned Share.”

(b) If the Recipient’s employment with the Company is terminated by the Company without Cause, by the Recipient for Good Reason or due to death or Disability prior to the Vesting Date, then the number of Award Shares that are eligible to become Earned Shares based on the achievement of the performance goals set forth on Exhibit C – Performance Vesting Conditions, as determined by the Compensation Committee of the Board of Directors (the “Committee”) following the end of the Performance Period but no later than the Vesting Date, shall be pro-rated based on the number of days during which the Recipient was employed by the Company during the Vesting Period. For the avoidance of doubt, any Award Shares that become Earned Shares following the application of this Section 2(b) shall become Vested Earned Shares on the Vesting Date, notwithstanding the Recipient’s not being employed by the Company on such date.

(c) If the Recipient is employed by the Company upon a Change in Control that occurs on or prior to the Vesting Date, a number equal to 80% of the Award Shares shall become Vested Earned Shares immediately prior to such Change in Control and any remaining Award Shares shall be forfeited immediately and automatically to the Company in accordance with Section 3 hereof.

3. Forfeiture

Any Award Share that (i) does not become a Vested Earned Share on the Vesting Date as a result of the pro-rated reduction in the number of Award Shares eligible to become Earned Shares (after applying Section 2(b) above) or (ii) has not otherwise become a Vested Earned Share on the Vesting Date or, if earlier, a Change in Control (after applying Section 2(c) above), shall be forfeited immediately and automatically to the Company. Any Award Shares that are forfeited under this Section 3 shall revert to the Company without payment of any consideration to the Recipient, effective as of such event that results in the forfeiture. The Recipient shall have no further rights with respect to any forfeited Award Shares.

4. Restrictions on Transfer. The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise encumber, by operation of law or otherwise an Award Share or any interest therein until it has become a Vested Earned Share.

5. Issuance and Custody of Certificates.

(a) The Company shall cause Award Shares to be issued in the Recipient’s name in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Secretary of the Company or a custodian designated by the Secretary for the Recipient’s benefit until such time as the Award Shares are forfeited to the Company or the restrictions applicable to the Award Shares lapse (i.e., an Award Share becomes a Vested Earned Share). The Award Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order. If any certificate is issued, the certificate shall bear a legend that complies with applicable law and makes appropriate reference to the restrictions applicable to the Award Shares. To the extent that ownership of the Award Shares is evidenced by a book-entry registration or direct registration (including transaction advices), such registration shall be notated to evidence the restrictions imposed on such Award Shares.

(b) After any Award Shares become Vested Earned Shares, and following payment of the applicable withholding taxes pursuant to Section 7 hereof, the Company shall promptly cause such Vested Earned Shares (less any shares withheld to pay taxes) to be reissued in the Recipient’s name or in the name of the Recipient’s beneficiary or estate, as the case may be, in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of a stock certificate or certificates, free of the restrictions and/or legend described in this Section 5.

6. Rights as a Shareholder. Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Award Shares, the Recipient shall have all rights as a shareholder with respect to the Award Shares, whether vested or unvested, including, without limitation, rights to vote the Award Shares and act in respect of the Award Shares at any meeting of shareholders; provided that the payment of dividends on unvested Award Shares shall be deferred until such time as the Award Shares become Vested Earned Shares and with respect to any such Vested Earned Shares, any deferred dividends shall be paid to the Recipient within 30 days following the Vesting Date.

7. Tax Matters.

(a) Acknowledgements. The Recipient acknowledges that he or she is responsible for obtaining the advice of his own tax advisors with respect to the Award Shares and is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Award Shares. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Award Shares.

(b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the Vested Earned Shares. At such time as the Recipient is not aware of any material nonpublic information about the Company or the Common Stock, the Recipient shall execute the instructions set forth in Exhibit D attached hereto (the “Automatic Sale Instructions”) as the means of satisfying such tax obligation. If the Recipient does not execute the Automatic Sale Instructions prior to the Award Shares becoming Vested Earned Shares, then the Recipient agrees that if under applicable law the Recipient will owe taxes at such time on the Vested Earned Shares, the Company shall be entitled to immediate payment from the Recipient of the amount of any tax required to be withheld by the Company. The Company shall not take any of the actions described in Section 5(b) hereof until it is satisfied that all required withholdings have been made.

8. Miscellaneous.

(a) Authority of Board. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Board of Directors (the “Board”) or any one or more of the committees or subcommittees of the Board to which the Board delegates its powers in accordance with the terms of the Plan shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Board or any one or more of its committees or subcommittees to which its powers have been delegated with respect to this Agreement shall be made in its discretion and shall be final and binding on the Recipient.

(b) No Right to Continued Service. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Award Shares is contingent upon continued employment with the Company (except as otherwise provided in this Agreement), this Agreement does not constitute an express or implied promise of continued service or confer upon the Recipient any rights with respect to continued service by the Company.

(c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflicts of law provisions.

(d) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

EXHIBIT B

DEFINITIONS

Any capitalized term not defined in this Exhibit B or elsewhere in this Agreement shall have the same meaning as is ascribed thereto in the Plan.

“Cause”shall have the meaning set forth in the Employment Agreement.

“Change in Control” shall have the meaning set forth in the Employment Agreement.

“Disability” shall have the meaning set forth in the Employment Agreement.

“Earned Shares” shall be the number of Award Shares that satisfy the performance vesting conditions applicable to this award in accordance with Exhibit C – Performance Vesting Conditions, as determined by the Committee following the end of the Performance Period but no later than the Vesting Date.

“Employment Agreement” means the employment agreement between the Company and Recipient dated [            ], as may be amended from time to time.

“Good Reason” shall have the meaning set forth in the Employment Agreement.

“Performance Period” shall mean the period from January 1, 2016 to December 31, 2016.

“Vesting Period” shall mean the period from January 1, 2016 to March 31, 2017.

EXHIBIT C

PERFORMANCE VESTING CONDITIONS

A. Performance Measures Generally

The Award Shares (or such lesser number of Restricted Shares subject to this Agreement as is determined in accordance with Section 2(b)) are eligible to become Earned Shares solely based upon the achievement during the Performance Period, as determined by the Committee following the end of the Performance Period but no later than the Vesting Date, of specified levels of (i) Adjusted Revenue, (ii) Adjusted EBITDA and (iii) Adjusted Free Cash Flow (each, a “Performance Measure”) of the Company’s Constant Contact brand as set forth in B. below. For this purpose:

“Adjusted Revenue” shall mean: revenue from Constant Contact, Inc., including its direct and indirect subsidiaries, calculated in accordance with U.S. generally accepted accounting principles, for the Performance Period, assuming that the Company’s acquisition of Constant Contact, Inc. had taken place on January 1, 2016, adjusted to exclude the impact of any fair value adjustments to deferred revenue resulting from acquisitions.

“Adjusted EBITDA” shall mean: net income (loss) from Constant Contact, Inc., including its direct and indirect subsidiaries, for the Performance Period, assuming that the Company’s acquisition of Constant Contact, Inc. had taken place on January 1, 2016, plus (i) changes in deferred revenue, depreciation, amortization, stock-based compensation expense, loss of unconsolidated entities, net loss on sale of assets, expenses related to integration of acquisitions and restructurings, transaction expenses and charges, certain legal advisory expenses, interest expense and income tax expense, less (ii) earnings of unconsolidated entities, net gain on sale of assets and other non-recurring gains.

“Adjusted Free Cash Flow” shall mean: Adjusted EBITDA, less (i) cash paid for restructuring charges and capital expenditures, plus or minus (ii) the change in working capital.

B. Performance Objectives

The table below sets forth the target for each Performance Measure:

Performance Measure	Target
Adjusted Revenue	$
Adjusted EBITDA	$
Adjusted Free Cash Flow	$

The “Attainment Factor” for each Performance Measure shall be the percentage of the target Performance Measure actually achieved, which percentage may, for the avoidance of doubt, exceed 100%.

In calculating the aggregate achievement of the Performance Measures, the Attainment Factor of each Performance Measure shall be weighted as follows: (i) Adjusted Revenue will be weighted 50%, (ii) Adjusted EBITDA will be weighted 25%, and (iii) Adjusted Free Cash Flow will be weighted 25%. The “Aggregate Achievement Percentage” shall therefore be equal to the sum of:

(i) the product of (x) 50% and (y) the Adjusted Revenue Attainment Factor for the Performance Period; and

(ii) the product of (x) 25% and (y) the Adjusted EBITDA Attainment Factor for the Performance Period; and

(iii) the product of (x) 25% and (y) the Adjusted Free Cash Flow Attainment Factor for the Performance Period.

C. Calculation of Earned Shares

The percentage of Award Shares (or such lesser number of Restricted Shares subject to this Agreement as is determined in accordance with Section 2(b)) that become Earned Shares shall be calculated by reference to the following chart.

Aggregate Achievement Percentage	Earned Shares
Less than 90%	0%
90%	40%
95%	76%
100%	80%
Greater than or equal to 105%	100%

In calculating the number of Earned Shares, achievement will be linearly interpolated between the percentages set forth in the tables above. Any fractional number of Restricted Shares resulting from the application of the percentages set forth below shall be rounded to the nearest whole number of Restricted Shares, provided, however, that in no event may the number of Earned Shares calculated thereby exceed the number of Award Shares subject to this Agreement.

EXHIBIT D

AUTOMATIC SALES INSTRUCTIONS

The undersigned hereby consents and agrees that any taxes due with respect to any Vested Earned Shares shall be paid through an automatic sale of shares as follows:

(a) Upon the vesting of any Award Shares in accordance with Section 2, the Company shall arrange for the sale of such number of Vested Earned Shares as is sufficient to generate net proceeds sufficient to satisfy the Company’s minimum statutory withholding obligations with respect to the income recognized by the Recipient upon the vesting of the Award Shares (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income), and the Company shall retain such net proceeds in satisfaction of such tax withholding obligations.

(b) The Recipient hereby appoints the Chief Executive Officer, Chief Financial Officer, Chief Administrative Officer and Chief Legal Officer of the Company, and either of them acting alone and with full power of substitution, to serve as his or her attorneys in fact to sell the Recipient’s Common Stock in accordance with this Exhibit D. The Recipient agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the shares of Common Stock pursuant to this Exhibit D.

(c) The Recipient represents to the Company that, as of the date hereof, he or she is not aware of any material nonpublic information about the Company or the Common Stock. The Recipient and the Company have structured this Agreement, including this Exhibit D, to constitute a “binding contract” relating to the sale of Common Stock, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

The Company take any of the actions described in Section 5(b) with respect to any Vested Earned Shares until it is satisfied that all required withholdings have been made.

Recipient Name:

Date:

EXHIBIT E

2013 STOCK INCENTIVE PLAN